FUND PARTICIPATION AGREEMENT

THIS AGREEMENT (the “Agreement”), made and entered into as of this 16th day of January, 2025 by and among THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF EW YORK, a ew York life insurance company (the “Company”), on its own behalf and on behalf of the separate account(s) listed on Schedule A hereto, each a segregated asset account of the Company (each referred to as an “Account”) and T. ROWE PRICE INVESTMENT SERVICES, INC., a Maryland corporation (“Underwriter”), T. ROWE PRICE SERVICES, INC., a Maryland corporation (“Transfer Agent”) and T. ROWE PRICE ASSOCIATES, INC. (hereinafter, the “Adviser”), a Maryland corporation (Underwriter, Transfer Agent and Adviser collectively, “T. Rowe Price”) and each series of T. Rowe Price funds listed on Schedule A hereto as such schedule may be amended from time to time (each such series hereinafter referred to as a “Fund”). The Company and T. Rowe Price are referred to herein collectively as the “Parties”.

WITNESSETH:

WHEREAS, T. Rowe Price funds engage in business as open-end management investment companies and are available to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies; and

WHEREAS, THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC’.) and T. Rowe Price entered into a Participation Agreement on December 1, 2014, as amended (the “VALIC FPA”);

WHEREAS, the Parties wish to enter into a separate agreement to provide for the purchase and redemption by the Company, on behalf of the Accounts, of shares of Funds of T. Rowe Price pursuant to the terms of the Agreement, based on the form of the VALIC FPA previously agreed to among VALIC and T. Rowe Price;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and T. Rowe Price hereby agree as follows:

1.  The Parties hereto adopt and agree to the terms of the VALIC FPA, as amended, in the form attached hereto as Exhibit A (“Exhibit A”), which for this purpose excludes the signature pages to such VALIC FPA and the Amendment to Participation Agreement Regarding Fund Shareholder Reports dated January 1, 2021, subject to the changes described below. For avoidance of doubt, this Agreement does not amend, delete or supersede the VALIC FPA or amend, delete or supersede participation agreement(s), if any, between some or all of the Parties with respect to other separate accounts of the Company.

2.  For purposes of this Agreement, all references to The Variable Annuity Life Insurance Company or VALIC in Exhibit A are deleted and replaced with The United States Life Insurance Company in the City of New York and all references to the term “Company” in Exhibit A shall be deemed references to The United States Life Insurance Company in the City

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of New York.

3.  For purposes of this Agreement, the following are added as additional provisions relating to Rule 498 of the 1933 Act (“Rule 498”):

a.  T. Rowe Price on behalf of one or more Funds will provide the Company upon its request with copies of summary prospectuses and supplements thereto in the same manner and at the same time that T. Rowe Price provides the Company with statutory prospectuses. T. Rowe Price has adopted policies and procedures reasonable designed to ensure compliance with the requirements of Rule 498 applicable to its Funds.

b.  The Company represents and warrants that its use of the summary prospectuses and supplements, its website and the manner and procedures related to its hosting of the summary prospectuses and supplements on its website will at all times comply with the requirements of Rule 498. T. Rowe Price, at its sole cost and expense, shall provide the Company with summary prospectuses containing the appropriate hyperlinks required by Rule 498 and such other documentation that may be required by Rule 498.

c.  In the event T. Rowe Price determines, or is required under applicable law, rule or regulation, to cease use of any summary prospectuses, T. Rowe Price and Company shall work together to promptly implement a reasonable alternative documentation process. T. Rowe Price agrees that the Company is not required to distribute the summary prospectuses to its Contract owners and that any use will be in the discretion of the Company. The Company shall provide T. Rowe Price with at least thirty (30) days’ prior written notice of its intended use of the ‘summary prospectuses and at least sixty (60) days’ prior written notice of its intent to terminate use of the summary prospectuses.

4.  For purposes of this Agreement, the following are added as additional provisions relating to Rule 30e-1 under the 1940 Act (“Rule 30e- l”):

a.  T. Rowe Price shall be responsible for preparing and providing the materials required by Rule 30e-1 and Item 27A(i) of Form N-lA (collectively, the “Required Materials,”) which may include, among other things:

(i)	Current Annual and Semi-Annual Reports to Shareholders (Tailored Shareholder Reports);

(ii)	Current Annual and Semi-Annual financial statements; and

(iii)	Portfolio Holdings for Most Recent First and Third Fiscal Quarters.

b.  T. Rowe Price shall host and maintain the website specified in paragraph (b)(2)(i) of Rule 30e-l, so that the relevant Required Materials are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph.

c.  T. Rowe Price shall be responsible for the content and substance of the Required Materials as provided to the Company, including, but not limited to, the accuracy and

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completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, T. Rowe Price shall be responsible for ensuring that the Required Materials as provided to the Company:

(i)	Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(ii)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

d.  T. Rowe Price shall, at its expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Required Materials, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners pursuant to Rule 30e-l. Such Company requests shall be fulfilled reasonably promptly, but in no event more than seven (7) business days after the request from the Company is received by T. Rowe Price.

e.  Alternatively, if requested by the Company in lieu thereof, T. Rowe Price or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Required Materials as set in type, or at the request of the Company, physical data storage in a form suitable to be sent to a financial printer, such as, for example, a USB flash drive or comparable device), and such other assistance as is reasonably necessary to have the then current Required Materials printed for distribution (pursuant to requests from Contract owners; see paragraph (b)(3) of Rule 30e-l, as applicable); the reasonable costs of providing the electronic documentation and of such printing to be borne by T. Rowe Price.

f.  T. Rowe Price shall be responsible for preparing and providing the following “T. Rowe Documents,” as specified in paragraph (j)(l )(iii) of Rule 498A:

(i)	Summary Prospectus for the Funds;

(ii)	Statutory Prospectus for the Funds;

(iii)	Statement of Additional Information (“SAI”) for the Funds; and

(iv)	Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-l under the 1940 Act) for the Funds.

g.  T. Rowe Price shall provide the T. Rowe Documents specified above to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary, to facilitate a continuous offering of the Fund Company’s securities and the Contracts. T. Rowe Price shall provide the Shareholder Reports specified above within 60 days after the close of each of the Fund’s reporting periods (in accordance with Rule 30e-1 under the 1940 Act).

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h.  T. Rowe Price shall provide the T. Rowe Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

(i)	are both human-readable and capable of being printed on paper in human-readable format (in accordance with paragraph (h)(2)(i) of Rule 498A);

(ii)

permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(iii)

 permit persons accessing the T. Rowe Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs 11(a) and (b) above (in accordance with paragraph (h)(3) of Rule 498A).

i.  The Company shall host and maintain the website specified in paragraph U)(i)(iii) of Rule 498A, so that the T. Rowe Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that T. Rowe Price fulfill their obligations under this Amendment.

j.  The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph U)(1)(i) of Rule 498A. T. Rowe Price shall ensure that a summary prospectus is provided for the Funds, in accordance with paragraph U)(1)(ii) of Rule 498A.

k.  T. Rowe Price shall be responsible for the content and substance of the T. Rowe Documents as provided to the Company, including, but not limited to, the accuracy and completeness of the T. Rowe Documents. Without limiting the generality of the foregoing in any manner, T. Rowe Price shall be responsible for ensuring that the T. Rowe Documents as provided to the Company:

(i)	Meet the applicable standards of the 1933 Act, the Securities Exchange Act of 1 934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(ii)

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

I.  T. Rowe Price shall, at its expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current T. Rowe Documents, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract owners (see paragraphs (i)(l) and U)(3) of Rule 498A). Such Company requests shall be fulfilled reasonably

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promptly, but in no event more than three (3) business days after the request from the Company is received by T. Rowe Price.

(i)

Alternatively, if requested by the Company in lieu thereof. T. Rowe Price or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current T. Rowe Documents as set in type), and such other assistance as is reasonably necessary to have the then current T. Rowe Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing and mailing for Contract owners to be borne by T. Rowe Price.

(ii)	T. Rowe Price shall reimburse the Company for the reasonable costs of printing and mailing the T. Rowe Documents to Contract owners.

m.  T. Rowe Price shall provide such data regarding each Fund’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the foregoing, T. Rowe Price shall provide the following Fund expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statements for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than eighty (80) calendar days after the close of each Fund’s fiscal year:

(i).	the gross “Annual Fund Company Expenses” for each Fund calculated in accordance with Item 3 of Form N-1 A, before any expense reimbursements or fee waiver arrangements;

(ii).

the net “Annual Fund Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Fund calculated in accordance with Item 3 of Form N-1 A, that include any expense reimbursements or fee waiver arrangements, and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by T. Rowe Price; and

(iii).	the “Average Annual Total Returns” for each Fund (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Forn1 N-lA (for the 1, 5, and 10 year periods).

5.  For purposes of this Agreement, the following provisions relating to Rule 22c-2 under the 1940 Act, as amended, are added:

a.

Definitions. As used in this section of the Agreement relating to Rule 22c-2 under the 1940 Act, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

(i)

The term “Fund” does not include any “excepted funds” as defined in the Rule, which includes any: (i) money market fund; (ii) fund that issues securities that are listed on a national exchange; or (iii) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits

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short-term trading of its securities and that such trading may result in additional costs for the fund. The term “Fund” shall also include the Funds’ designee (i.e., principal underwriter or transfer agent).

(ii)

The term “Fund Policies” means policies established by a Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund resulting from short-term trading, as described in the applicable Fund’s current prospectus.

(iii)

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by a Fund under the 1940 Act that are held through Accounts established by the Company.

(iv)

The term “Shareholders” shall mean those contract or policy owners of the Company that hold an interest in a Fund, directly or indirectly through Contracts issued by the Company on behalf of the Accounts.

(v)

The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, asset allocation programs or any other automatic rebalancing programs; (ii) required transactions pursuant to a Contract living or death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death or living benefit; (iv) transactions that are executed as a result of allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (v) pre-arranged transfers at the conclusion of a required free look period.

(vi)

The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include the following: (i) transactions that are executed automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) transactions that are executed as a result of any deduction of charges or fees under a Contract; (iii) transactions within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; (iv) transactions that are executed as a result of payment of a death benefit from a Contract; or (v) transactions that are executed as a result of minimum distributions required by applicable federal tax law.

(vii)	The term “written’’ includes electronic and facsimile writings and transmissions and such other means as the Parties may agree from time-to-time.

b.	Agreement to Provide Information. Company agrees to provide the Fund the taxpayer

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identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier, (or an equivalent identifying number), as well as the Contract owners number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the Account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Account maintained by the Company (“Transaction Information”). It is understood that Company intends to provide the Transaction Information regarding each Fund daily, but a Fund may, from time to time, make a written request (“Request”) regarding a specific Fund or for a specific period in accordance with this Agreement.

Unless otherwise specifically requested by a Fund, Company shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

c.

Period Covered by Request. Any Request must set forth a specific period for which the Transaction Information is being sought (the “Covered Period”), but the Covered Period shall not include any day that is earlier than 180 days prior to the day Company received the Request. The Fund may request Transaction Information older than 180 days from the date of the Request as it deems necessary to investigate compliance with Fund Policies.

d.

Form and Timing of Response/Indirect Intermediaries. Instructions must include the TIN, ITIN or other government-issued identifier if known, and the specific restriction(s) to be executed. If the TIN, ITIN or government-issued identifier is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

Company agrees to transmit the Transaction Information on its books and records to the Fund promptly, but in any event not later than seven (7) business days, or as otherwise agreed to by the Parties, after receipt of a Request. The format for the Transaction Information provided to the Fund (either daily or as part of a Request) shall be via file transfer protocol (FTP) formal or other agreed upon method.

lf requested by a Fund in writing, Company agrees to use best efforts to determine whether any specific Shareholder about whom it has Transaction Information is itself a financial Company (“Indirect Company”) and, upon further request by a Fund, to promptly either (i) provide (or arrange to have provided) the Transaction Information for those Shareholders who hold an account with an Indirect Company, or (ii) restrict or prohibit the Indirect Company from purchasing, in nominee name on behalf of others, Shares of the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

e.

Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of the Rule without prior written consent of Company, or for any purpose not permitted under the privacy provisions of Title V of the GrammLeachBliley Act (Public Law 106 102) and comparable state laws.

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f.

Agreement to Restrict Trading. Company agrees to execute written instructions from a Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s Account) that violate Fund Policies.

Any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions as set forth in Section 2. Company will execute such instructions with respect to the Shareholder, but only for the Contract through which such transactions in the Fund’s shares occurred in violation of the Fund’s Policies.

g.

Form of Instructions. Company agrees to execute written instructions from the Fund, or Fund’s designee, to restrict or prohibit further purchases or exchanges of Shares or take such other action as requested by the Fund, or Fund’s designee, for a Shareholder that has been identified by the Fund, or Fund’s designee, as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

h.

Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than seven (7) business days, or as otherwise agreed to by the Parties, after receipt of the instructions by the Company.

i.

Confirmation by Company. Company will provide written confirmation regarding any instructions executed on behalf of T. Rowe Price pursuant to this Agreement. The confirmation will be provided via FTP format as soon as reasonably practicable, but not later than ten (10) business days, or as otherwise agreed to by the Parties, after the instructions have been executed.

6.  Change of Control.

At the time of entering into this Agreement, American International Group (“AIG”) has a controlling interest of the parent company of the Company. AIG intends to transfer a “controlling” block of outstanding voting securities of the Company’s parent company (the “Divestment”) within the meaning of Section 2(a)(4) of the Investment Company Act of 1940 (the “1940 Act”) and, as a result, the Company will no longer be a “controlled company” of AIG within the meaning of the 1940 Act (the “Change of Control”). T. Rowe Price hereby consent to any “assignment” of this Agreement that is deemed to have occurred as a result of the Change of Control. Further, the Fund hereby consents to any future assignments that may occur as the result of the sale of a controlling block of securities by AIG of the Company’s parent company to a new controlling company, so long as such assignment occurs during the Divestment.

7.  Choice of Law

For purposes of this Agreement, the applicable state law in Article VIII, Section 8.1 of Exhibit A under which this Agreement shall be construed shall be the laws of the State of ew York instead of the laws of the State of Texas.

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8.  Notices

The notification addresses for the Company in Article X of Exhibit A are deleted and replaced in their entirety as follows:

If to the Company:

The United States Life Insurance Company in the City of New York

Attn: Johnpaul S. Van Maele

Assistant General Counsel 2919

Allen Parkway, L4-0 I

Houston, TX 77019

Email: saamcolegal@corebridgefinancial.com

If to Transfer Agent:

T. Rowe Price Services, Inc.

4515 Painters Mill Boulevard

Owings Mills, Maryland 21117

If to Underwriter:

T. Rowe Price Investment Services, Inc.

4515 Painters Mill Boulevard

Owings Mills, Maryland 21117

Email: Legal-US Intermediary Distribution Team@troweprice.com

9.  New Schedules

Schedules A, B, C and D of Exhibit A are hereby deleted in their entirety and replaced with Schedules A, B, C and D attached hereto.

10.  This Agreement shall be interpreted consistent with the intent of the Parties which is to create a fully separate agreement among the Parties in respect of investment(s) by the Company, on behalf of the Accounts, in shares of Funds of T. Rowe Price.

11.  Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

(signature page follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

By:
Baruara Kayll
Vice President, Business Case Development

T. ROWE PRICE INVESTMENT SERVICES, INC.

By:
William Presley
Vice President

T. ROWE PRICE SERVICES, INC.

By:
William Presley
Vice President

T. ROWE PRICE ASSOCIATES, INC.

By:
William Presley
Vice President

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SCHEDULE A

SEPARATE ACCOUNT(S)

USL Separate Account RS

11

SCHEDULE B

CONTRACTS

Portfolio Director Series

12

SCHEDULE C

FUND(S) AVAILABILE UNDER THE CONTRACTS

T. ROWE PRICE RETIREMENT FUNDS, Inc. (Advisor Class)

T. Rowe Price Retirement 2015 Fund

T. Rowe Price Retirement 2020 Fund

T. Rowe Price Retirement 2025 Fund

T. Rowe Price Retirement 2030 Fund

T. Rowe Price Retirement 2035 Fund

T. Rowe Price Retirement 2040 Fund

T. Rowe Price Retirement 2045 Fund

T. Rowe Price Retirement 2050 Fund

T. Rowe Price Retirement 2055 Fund

T. Rowe Price Retirement 2060 Fund

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SCHEDULED

Investor Trading Policy

The United States Life Insurance Company in the City of New York (“USL”) has a policy to discourage excessive trading and market timing. Our investment options are not designed to accommodate short-term trading or “market timing” organizations, or individuals engaged in certain trading strategies, such as programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover. Excessive trading also raises fund expenses, such as recordkeeping and transaction costs, and harms fund performance.

Accordingly, USL implemented certain policies and procedures intended to hinder short-term trading. If an investor sells fund shares valued at $5,000 or more, whether through an exchange, transfer, or any other redemption, the investor will not be able to make a purchase of $5,000 or more in that same fund for 30 calendar days.

This policy applies only to investor-initiated trades of $5.000 or more, and does not apply to the following:

•	Plan-level or employer-initiated transactions;

•	Purchase transactions involving transfers of assets or rollovers;

•	Retirement plan contributions, loans, and distributions (including hardship withdrawals);

•	Roth IRA conversions or IRA recharacterizations;

•	Systematic purchases or redemptions;

•	Systematic account reallocations and/or rebalancing; or

•	Trades of less than $5,000.

As described in a fund’s prospectus or other disclosure documents, in addition to the above, fund purchases, transfers and other redemptions may be subject to other investor trading policies, including redemption fees, if applicable. Certain funds may set limits on transfers in and out of a fund within a set time period in addition to or in lieu of the policy above. Also, an employer’s benefit plan may limit an investor’s rights to transfer.

We intend to enforce these investor trading policies uniformly. We make no assurances, however, that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long-term performance returns. Thus, an investor’s account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time.

Last updated: October 10, 2024

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Exhibit A

PARTICIPATION AGREEMENT

among

T. ROWE PRICE INVESTMENT SERVICES, INC.,

T. ROWE PRICE SERVICES, INC.,

and

T. ROWE PRICE ASSOCIATES, INC.

and

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of this 1st day of December, 2014 by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter the “Company”), organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the “Account”), and T. ROWE PRICE INVESTMENT SERVICES, INC., a Maryland corporation (“Underwriter”), T. ROWE PRICE SERVICES, INC., a Maryland corporation (Transfer Agent”), and T. ROWE PRICE ASSOCIATES, INC. (hereinafter the “Adviser”), a Maryland corporation (Underwriter, Transfer Agent and Adviser collectively, “T. Rowe Price”).

WHEREAS, the T. Rowe Price funds engage in business as open-end management investment companies (individually a “Fund”, collectively the “Funds”) and are available to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies; and

WHEREAS, the Funds are registered as open-end management investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”) and the shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, certain Funds have issued an Advisor Class of shares (“Advisor Class”); and

WHEREAS, the Fund intends to offer the Advisor Class of shares as set forth on Schedule C, as may be amended from time to time by mutual agreement of the parties hereto; under this Agreement to the Accounts of the Company; and

WHEREAS, the Underwriter is registered as a broker-dealer with the Securities Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Transfer Agent is the registered transfer agent of the Funds; and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Company has registered or will register certain variable annuity contracts under the 1933 Act (the “Contracts”, as defined in Section I .4 hereto); and

WHEREAS, each Account is a duly organized, validly ex1stmg segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more Contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of each Account to fund certain of the aforesaid Contracts; and

NOW THEREFORE, in consideration of their mutual promises, the Company and, the Fund agree as follows:

ARTICLE I. Sale of Fund Shares

1.1  T. Rowe Price agrees to make available to the Company those shares of the Fund which each Account orders, executing such purchase and/or redemption orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order on any Business Day by 4:00 p.m. Eastern Time or such other time that the New York Stock Exchange (NYSE) is open and the Fund receives notice of such order by 8:00 a.m. Eastern time on the next following Business Day (“Trade Date + I”). In placing orders with the Fund, the Company shall net all purchases and redemptions into one order request; the Company will not place two separate orders with the Fund. “Business Day” shall mean any day on which the NYSE is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2  T. Rowe Price agrees to make shares of the Fund available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Fund may refuse to offer shares to any person, or suspend or terminate the offering of its shares as authorized in the Fund’s current registration statement. To the maximum extent permissible and practicable, notice of election to suspend or terminate shall be furnished in writing, by the Fund. Absent extraordinary circumstances, said termination would be effective no earlier than ten (I 0) Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

1.3  Redemption proceeds shall be wired to the Company within three (3) Business Days or such longer period permitted by the 1940 Act or the rules, orders or regulations thereunder, and, if practicable, the Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Central time the same Business Day that the Company transmits the redemption order to the Fund. The Parties recognize the impact to the Company and its Contract owners of failing to satisfy redemption requests in cash and recognize that the need to redeem in kind would only occur in extraordinary circumstances. If such a circumstance were to occur, the Trust will use best efforts to satisfy redemption proceeds solely in cash, in accordance with applicable law.

Notwithstanding anything to the contrary, the Fund reserves the right to make redemptions in kind if the Adviser determines extraordinary circumstances require such an election.

1.4  The Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement and the Fund’s then current prospectus and statement of additional information. In the event of a conflict between this Agreement and the Fund’s prospectus or statement of additional information, the Fund’s prospectus and statement of additional information shall control. The Company agrees that all net amounts available under the variable annuity contracts listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the “Contracts”) shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company’s general account, or in an investment company other than the Fund.

1.5  The Company shall pay for Fund shares on Trade Date + 1 in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. If payment is not received by Fund by the close of business on Trade Date + 1, Transfer Agent shall have the right to cancel the purchase in the Fund and hold the Company responsible for any losses, charges, costs, fees, interest, or other expenses incurred by Transfer Agent or the Funds in connection with any advances to, or borrowings or overdrafts, or any similar expense or loss incurred by the Funds, as a result of portfolio transactions effected by the Funds based upon such purchase orders.

1.6  Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.7  T. Rowe Price shall provide written notification, which may include email communication, to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. Notwithstanding this Section 1.7, T. Rowe Price shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of the Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. T. Rowe Price shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.8  T. Rowe Price shall make the Funds’ net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

1.9  Any material error in the calculation or reporting of a Fund’s net asset value per share, dividend or capital gain information triggering a material impact to the Fund, shall be reported reasonably promptly upon discovery by T. Rowe Price to the Company. If the Fund provides the Company with materially incorrect net asset value information, through no fault of the Company, the Company shall be entitled to (I) an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share (“Adjustment”) and (2) reimbursement of out-of-pocket expenses, up to $30,000 per pricing error occurrence, incurred by the Company in connection with the Company’s responsibility to adjust any plan participant’s account value affected by the materially incorrect net asset value; provided, the Company adjusts all Contract owner and plan participant’s accounts invested in the Account and nets Contract owner gains with losses. Any necessary Adjustment hereunder shall be made or paid as applicable no later than fifteen (15) Business Days, if reasonably practicable, after the receipt of notice from T. Rowe Price; provided however, that the Company shall not be required to repay an overpayment forwarded to a plan participant that is no longer a client of the Company. The determination of materiality of any net asset value pricing error shall be based on the SEC’s recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

1.10  The Fund shall provide written notification, which may include email communication, to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day.

1.11  The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus and statement of additional information of the Fund shall be made in accordance with the provisions of the prospectus and statement of additional information provided, however, that the Company will apply its frequent trading policy described in and attached as Schedule D to this Agreement to Contract owners investing in the shares of the Fund. Schedule D may be amended by the Company from time to time with the consent of the Transfer Agent, which consent shall not be unreasonably withheld or delayed provided that such amendment is no less restrictive than the Company’s existing frequent trading policy.

ARTICLE II. Representations and Warranties

2.1  Representations of the Company. The Company represents and warrants that

(a)  it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts;

(b)  the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements; and

(c)  it will maintain errors and omissions or other professional liability insurance coverage with coverage limits in amounts standard in the industry, covering its activities as contemplated by this Agreement. The Company shall provide any party to this Agreement with evidence of insurance coverage upon request.

(d)  it has adopted an Anti-Money Laundering Program as required by the USA PATRIOT Act, which includes development of internal policies, procedures and controls to detect and prevent money laundering and that investments in the Funds is within the scope of its AML Program. Company also represents and warrants that with respect to accounts held in the Funds, it is an exempt entity as defined under Section 326 of the Patriot Act (Customer Identification Rule) and accordingly is not a “customer” or “account” of the Funds. If Company is not an exempt entity under Section 326, it agrees to submit documents requested by Transfer Agent to allow it to verify the existence of the Company’s identity. Company also agrees to comply with economic sanction programs administered by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”). Company certifies that it has OFAC compliance programs in place which includes: (l) procedures for checking customer names and, to the extent required, persons with signature authority over accounts against the OFAC lists of sanctioned governments and specially designated nationals, terrorists and drug traffickers and (2) screening of wire transfers and other payments against the OFAC lists. Company also agrees to comply with all applicable laws, statues, regulations and codes relating to anti-bribery and anti-corruption, including but not limited to the Foreign Corrupt Practices Act.

2.2  Representations of the Adviser.

(a)  The Adviser represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Adviser shall amend the Fund’s Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Adviser shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable. The Adviser makes no representations as to whether any aspect of the Fund’s operations, including but not limited to, investment policies, fees, and expenses, complies with the insurance and other applicable laws of the various states.

(b)  The Adviser represents that, under the terms of its investment advisory agreements with the Fund, the Adviser is and will be responsible for managing the Fund in compliance with the Fund’s investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Adviser represents that these objectives, policies and restrictions do and will include that the Fund is operating as a regulated investment company (“RIC”) in compliance with Subchapter M of the Code and regulations thereunder. The Adviser further represents that the Fund has adopted and will maintain procedures to make every effort to ensure that the Fund is managed in compliance with Subchapter M and regulations thereunder. On request, the Fund shall also provide the Company with such cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time a summary of the procedures and practices of the Adviser for ensuring that the Fund is managed in compliance with Subchapter M and regulations thereunder. In the event of any noncompliance regarding its status as a RIC, the Adviser shall notify the Company immediately and shall pursue those efforts necessary to enable each affected series of the Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company.

(c)  The Adviser represents that it seeks to ensure that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with applicable federal and state laws, and seeks to remain in material compliance with applicable federal and state laws to the extent required to perform this Agreement.

(d)  The Adviser represents that the Fund is lawfully organized and validly existing under applicable laws and that it does and will comply in all material respects with the 1940 Act.

(e)  The Adviser represents and warrants that all of their directors, officers, employees, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule l 7g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

(f)  The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal laws and that it shall perform its obligations for the Fund in compliance in all material respects any applicable state and federal securities laws.

(g)  The Adviser represents and warrants that it is registered as an investment adviser under federal securities laws.

(h)  For each Fund that meets the requirements of Section l.8l7-5(f)(2)(i) of the regulations under the Internal Revenue code of 1986, as amended, (the “Code”), the Adviser represents and warrants that it will use commercially reasonably efforts to comply and maintain such Fund’s compliance with the diversification requirements set forth in Section 8l7(h) of the Code and Section 1.817-5 of the regulations under the Code. The Adviser will notify the Company immediately upon having a reasonable basis for believing that such Fund has ceased to so comply or that such Fund might not so comply in the future. In the event of a breach of this Section 2.2(h) by such Fund, it will take all reasonable steps to adequately diversify such Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

2.3  Representations of the Transfer Agent/Underwriter.

(a)  The Transfer Agent and Underwriter each represent and warrant that it has full power and authority to enter into and perform this Agreement and, when executed and delivered, this Agreement shall constitute a valid, legal and binding obligation of the Transfer Agent or Underwriter, enforceable in accordance with its terms.

(b)  The Transfer Agent and Underwriter each represent and warrant that it is duly qualified and duly authorized to act on behalf of the Fund as contemplated by this Agreement.

(c)  The Transfer Agent and Underwriter shall promptly notify the Company in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1  The Adviser shall provide the Company with as many copies of the Fund’s current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other Fund companies’ prospectuses and statements of additional information or place the Fund’s Prospectus and Statement of Additional Information on the Company’s internet website or other electronic media. For Fund prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts, who are invested in the Fund on or about the date of the Fund’s then-current prospectus, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus, provided such reimbursement does not exceed the Fund’s cost to typeset and print its own prospectus and Statement of Additional Information. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information.

3.2  The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available upon request.

3.3  The Adviser, at its expense, shall provide the Company with copies of Fund reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

3.4  To the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners: (a) the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the Account, in shares of the Fund; and (b) with respect to each Account, the Company will vote shares of the Fund held by the Account and for which no timely voting instructions from Contract owners or plan participants are received, as well as shares held by the Separate Account that are owned by the Company for their general accounts, in the same proportion as the Company votes shares held by the Account for which timely voting instructions are received from Contract owners and plan participants.

Upon notification of an upcoming proxy mailing or information statement (or mailing of any other non-routine materials, if requested), the Company shall provide to the Fund’s print/mail vendor a list of plan and/or Contract owner addresses, as appropriate, as of the requested record date for inclusion in the mailing. Unless otherwise provided in the plan document or by the plan sponsor, plan participants and Contract owners will be responsible for voting all proxies. Non-routine materials such as prospectus supplements and proxy or information statement materials shall be printed and distributed at the expense of the Fund or an affiliate.

ARTICLE IV. Sales Material and Information

4.1  The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Underwriter or its designee object to such use within fifteen (15) Business Days after receipt of such material. The Underwriter, the Adviser, or the designee of either reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund or the Adviser is named, and no such material shall be used if the Fund, the Adviser, or the designee of either so objects.

4.2  The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Adviser or the designee of either.

4.3  The Underwriter, the Adviser, or the designee of either shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen (15) Business

Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

4.4  The Underwriter and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5  The Underwriter will promptly provide to the Company at least one complete copy of all of the Fund’s public registration statements, prospectuses, summary prospectuses, Statements of Additional Information (SAI), shareholder reports, proxy statements, no-action letters and, notices of exemptive orders, and notices, orders or responses relating thereto, and all supplements and amendments to any of the above, that relate to the Fund or its shares, as reasonably practicable following the effective date of such document with, or the issuance of such documents by, the SEC or other regulatory authorities; provided however, that the Fund’s prospectus and SAI (and summary prospectus, if requested by the Company) shall not be provided later than the effective date of such filing. Upon request, the Underwriter will promptly provide to the Company at least one complete copy of all sales literature and other promotional materials, and all amendments to any of the foregoing, that relate to the Fund or its shares.

4.6  Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

4.7  For purposes of this Article IV, the phrase “sales literature or other promotional material: includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

4.8  The Adviser will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund. The Adviser will work with the Company so as to enable the Company to solicit proxies from Contract owners. In addition, the Adviser agrees to provide the Company with as much notice as is reasonably practicable of any material change in the Fund’s registration statement, particularly any change that would result in a change to the registration statement or prospectus for any Account.

ARTICLE V. Fees and Expenses

5.1  All expenses incident to performance by T. Rowe Price under this Agreement shall be paid by T. Rowe Price, with the understanding that Fund related expenses may be charged by T. Rowe Price back to the Fund, as applicable. The Adviser shall be responsible for ensuring that all shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. T. Rowe Price shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund’s shares.

5.2  T. Rowe Price shall bear the expense of printing the Fund’s prospectus for owners of Contracts, who are invested in the Fund on or about the date of the Fund’s then-current prospectus, pursuant to Section 3.1 of this Agreement. The Fund shall also bear the expense of printing the Fund’s proxy materials and reports to such Contract owners.

ARTICLE VI. Foreign Tax Credits

6.1  For each Fund that meets the requirements of Section 853(a) of the Code, the Fund will make the election thereunder to pass through foreign tax credits to its shareholders unless the Fund determines, in its sole discretion, that the amount of foreign tax credits per share is immaterial.

ARTICLE VII. Indemnification

7.1  Indemnification By The Company

(a)  The Company agrees to indemnify and hold harmless T. Rowe Price, the Fund, and each director of the Board and officers (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature

(or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b)  The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

(c)  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against the Fund in connection with the issuance or sale of the Fund shares or the contracts or the operation of the Fund.

7.2  Indemnification by T. Rowe Price

(a)  T. Rowe Price agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and the principal underwriter for the Contracts and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the contracts or Trust shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under their control, with respect to the sale or distribution of Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)

arise as a result of any failure by T. Rowe Price to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a regulated investment company under Subchapter M of the Code);

(v)

arise as a result of the Fund’s or T. Rowe Price’s (or their designated agent’s) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund’s or T. Rowe Price’s (or their designated agent’s) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund or T. Rowe Price regarding such incorrect calculation or reporting; provided, however, any out-of-pocket expenses are limited to the expenses identified in Section 1.9; or

(vi)

arise out of or result from any material breach of any representation or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; as limited by and in accordance with the provisions of Section 7.2(b) and 7.2(c) hereof.

(b)  T. Rowe Price shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

(c)  T. Rowe Price shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified T. Rowe Price in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify T. Rowe Price of any such claim shall not relieve T. Rowe Price from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, T. Rowe Price also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from T. Rowe Price to such party of T. Rowe Price’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and T. Rowe Price will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)  The Company agrees promptly to notify T. Rowe Price of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the contracts, the operation of each Account, or the sale or acquisition of shares of the Fund.

ARTICLE VIII. Applicable Law

8.1  This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas without giving effect to conflict of laws. Each party also hereby irrevocably submits to the exclusive jurisdiction of the courts located in the State of Texas in any proceeding arising out of or relating to this agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction or venue. Each party hereby irrevocably consents to the service of process in any such proceeding by the mailing of copies of such process to it at its address set forth in Article X hereto.

8.2  This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

9.1  This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by one hundred eighty (180) day’s advance written notice delivered to the other parties; or

(b)

termination by the Company by written notice to T. Rowe Price and the Adviser based upon the Company’s determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

(c)

termination by the Company by written notice to T. Rowe Price in the event the Fund’s shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)

termination by the Company by written notice to T. Rowe Price in the event that the Fund ceases to qualify as a RIC under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to do so qualify; or

(e)

termination by either the Underwriter, Transfer Agent or the Adviser by written notice to the Company, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(f)

termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)	termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, or the Adviser by the FINRA”, the SEC or other regulatory body; or

(h)

termination by the Company or the Fund by written notice to the other party upon a determination by the majority of the Fund’s Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or (ii) the interests of the Participating Insurance Companies; or

(i)	termination by any party by advance written notice upon the “assignment” of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

(j)	termination by the Company by written notice upon the sale, acquisition or change of control of the Adviser; or

(k)

termination by the Company arising from the substitution of Fund shares with the shares of another investment company for the Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC, Company will give sixty (60) day’s written notice to the Fund and the Adviser of any proposed action to replace Fund shares; or

(l)	termination by the Company, the Underwriter, Transfer Agent or the Adviser by written notice to the other parties upon a material breach of the Agreement by the other party.

9.2  Effect of Termination. Notwithstanding any termination of this Agreement and for so long as Fund continues to be available for sale to existing shareholders, the Fund and the Adviser shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. All orders for the purchase of shares are subject to acceptance or rejection by T. Rowe Price or the Funds in their sole discretion.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Underwriter:

T. Rowe Price Investment Services, Inc.

100 East Pratt Street

Baltimore, MD 21202

With a copy to General Counsel at the same address.

If to the Transfer Agent:

T. Rowe Price Services, Inc.

100 East Pratt Street

Baltimore, MD 21202

With a copy to General Counsel at the same address.

If to the Adviser:

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

With a copy to General Counsel at the same address.

If to the Company:

The Variable Annuity Life Insurance Company

2929 Allen Parkway L13

Houston, TX 77019

Attention: Tom Ward

With a copy to:

The Variable Annuity Life Insurance Company

ATTN: General Counsel

2929 Allen Parkway L4-01

Houston, TX 77019

ARTICLE XI. Miscellaneous

11.1  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

11.2  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3  This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.5  Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction over them (which may include but not be limited to the SEC and state insurance regulators) and shall permit such authorities reasonable access to its relevant non-privileged books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party’s respective interests are adverse to or in conflict with another party’s interests.

11.6  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7  This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser if such assignee is duly organized, licensed and registered to perform the obligations of the Adviser under this Agreement.

Schedule A

Accounts

Name of Account	Date of Resolution of Company’s Board which Established the Account

The Variable Annuity Life Insurance Company Separate Account A	April 18, 1979

Schedule B

Contracts

Portfolio Director Series

Schedule C

Series

T. Rowe Price Retirement 2015 Fund (Advisor Class)

T. Rowe Price Retirement 2020 Fund (Advisor Class)

T. Rowe Price Retirement 2025 Fund (Advisor Class)

T. Rowe Price Retirement 2030 Fund (Advisor Class)

T. Rowe Price Retirement 2035 Fund (Advisor Class)

T. Rowe Price Retirement 2040 Fund (Advisor Class)

T. Rowe Price Retirement 2045 Fund (Advisor Class)

T. Rowe Price Retirement 2050 Fund (Advisor Class)

T. Rowe Price Retirement 2055 Fund (Advisor Class)

T. Rowe Price Retirement 2060 Fund (Advisor Class)

Schedule D

Investor Trading Policy

VALIC has a policy to discourage excessive trading and market timing. Our investment options are not designed to accommodate short-term trading or “market timing” organizations, or individuals engaged in certain trading strategies, such as programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover. Excessive trading also raises fund expenses, such as recordkeeping and transaction costs, and harms fund performance.

Accordingly, VALIC implemented certain policies and procedures intended to hinder short-term trading. If an investor sells fund shares valued at $5,000 or more, whether through an exchange, transfer, or any other redemption, the investor will not be able to make a purchase of $5,000 or more in that same fund for 30 calendar days.

This policy applies only to investor-initiated trades of $5,000 or more, and does not apply to the following:

•	Plan-level or employer-initiated transactions;
•	Purchase transactions involving transfers of assets or rollovers;
•	Retirement plan contributions, loans, and distributions (including hardship withdrawals);
•	Roth IRA conversions or IRA recharacterizations;
•	Systematic purchases or redemptions;
•	Systematic account rebalancing; or
•	Trades of less than $5,000.

As described in a fund’s prospectus and statement of additional information, in addition to the above, fund purchases, transfers and other redemptions may be subject to other investor trading policies, including redemption fees, if applicable. Certain funds may set limits on transfers in and out of a fund within a set time period in addition to or in lieu of the policy above. Also, an employer’s benefit plan may limit an investor’s rights to transfer.

We intend to enforce these investor trading policies uniformly. We make no assurances, however, that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long-term performance returns. Thus, an investor’s account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time.

VALIC represents The Variable Annuity Life Insurance Company and its subsidiaries VALIC Financial Advisors, Inc. and VALIC Retirement Services Company.

Last updated: April 8, 2009

AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

This Amendment (the “Amendment”) is entered into as of January 1, 2021, by and among The Variable Annuity Life Insurance Company (the “Company”) on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A, as may be amended from time to time (individually and collectively the “Accounts”), and T. Rowe Price Investment Services, Inc., a Maryland corporation (“Underwriter”), and T. Rowe Price Services, Inc., a Maryland corporation (“Transfer Agent”) and T. Rowe Price Associates, Inc. (“Adviser”), a Maryland corporation (Underwriter, Transfer Agent and Adviser collectively, ”T. Rowe Price”). T. Rowe Price funds engage in business as open-ended management investment companies (individually a “Fund”, collectively the “Funds”).

RECITALS

WHEREAS, the Company, the Underwriter, the Transfer Agent, and the Adviser (collectively, the “Parties”) have entered into a certain Participation Agreement dated as of December 1, 2014 (the “Participation Agreement”); and

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”); and

WHEREAS, the Fund maintains on its books and records one or more account(s) that hold and record shares of the Portfolios owned by the Company on behalf of the Accounts; and

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Accounts and/or the Company have certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3” or “the Rule”); and

WHEREAS, the Parties desire to supplement and amend the Participation Agreement to reflect and implement the requirements, terms and conditions of Rule 30e-3 so as to satisfy the Accounts’ and the Company’s obligations under Rule 30e-2 and enable them to rely on Rule 30e- 3;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1. Maintaining Website; Posting and Availability of Fund Shareholder Reports and Other Required Materials. The Fund (or its affiliates on its behalf) shall be responsible for and shall fulfill the website posting and other requirements and obligations specified in paragraph (b) of Rule 30e-3, as amended from time to time. Without limiting the generality of the foregoing:

(a). The Fund (or its affiliates on its behalf) shall ensure that, as specified in paragraph (b)(1) of Rule 30e- 3, the following Fund materials are posted to a website address specified by the Fund (the “Specified Website”), and are publicly accessible and free of charge on the Specified Website: (i) Current Report to

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Shareholders; (ii) Prior Report to Shareholders; (iii) Complete Portfolio Holdings From Reports Containing a Summary Schedule of Investments; and (iv) Portfolio Holdings For Most Recent First and Third Fiscal Quarters; all of (i) through (iv) to be as specified in paragraph (b)(1) of Rule 30e- 3 (items (i) through (iv) collectively, the “Required Materials”);

(b). The Fund (or its affiliates on its behalf) shall ensure that the Required Materials are presented on the Specified Website in a format, or formats, that are convenient for both reading online and printing on paper (in accordance with paragraph (b)(3) of Rule 30e-3);

(c). The Fund (or its affiliates on its behalf) shall ensure that persons accessing the Required Materials are able to permanently retain, free of charge, an electronic version of the Required Materials in a format, or formats, that meet the conditions of paragraph (b)(3) of Rule 30e-3 (in accordance with paragraph (b)(4) of Rule 30e-3);

(d). The Fund (or its affiliates on its behalf) shall ensure that the Required Materials are posted at the Specified Website when required by Rule 30e-3, and kept current (up-to-date) and posted for the duration or period required by Rule 30e-3;

(e). Compliance by the Fund and the Underwriter with the “safe harbor” provisions, terms and conditions of paragraph (b)(5) of Rule 30e-3 shall constitute compliance with subsections (a) through (d) of this section 1 of this Amendment (for this purpose, the “Company” referred to in said paragraph (b)(5) of Rule 30e-3 means the Fund); and

2. Content of Required Materials. The Fund shall be responsible for the content of the Required Materials as posted to the Specified Website, including, but not limited to, the accuracy and completeness of the Required Materials. Without limiting the generality of the foregoing in any manner, the Fund (or its affiliates on its behalf) be responsible for ensuring that the Required Materials as posted to the Specified Website:

(a). Meet the applicable standards of the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the 1940 Act; and all rules and regulations under those Acts; and

(b). Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

3. Specified Website.

(a). The Specified Website is as identified in Schedule B hereto, as it may be changed from time to time; provided, that the Fund or its affiliate shall use commercially reasonable efforts to provide the Company with information regarding any changes to the Specified Website.

(b). The Fund or its affiliate shall ensure that the Specified Website address is “specific enough,” and that any links thereon are sufficiently “prominent,” to meet the requirements of paragraph (c)(1)(iv) of Rule 30e-3 (in addition to the requirements of paragraph (b) of the Rule).

4. Paper Notice to Contract Owners. The Company shall be responsible for providing the paper Notice to its Contract Owners, in accordance with paragraphs (c) and (d) of Rule 30e-3 (except that the Company is not responsible for the website requirements specified in paragraph (c)(1)(iv) of the Rule, which are the responsibility of the Fund (or its affiliates on its behalf) pursuant to subsection 3(b) above).

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5. Delivery of Paper Copy Upon “Ad Hoc” Request. The Company shall be responsible for fulfilling ad hoc requests from Contract Owners for a paper copy of any of the Required Materials, in accordance with paragraph (e) of Rule 30e-3.

6. Investor Elections to Receive Future Fund Reports in Paper. The Company shall be responsible for fulfilling Contract Owner elections to receive future Fund shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3.

7. Provision of Paper or Electronic Documents. The Fund and/or the Underwriter shall:

(a). At their reasonable expense, provide the Company with sufficient paper copies of the then current Required Materials as the Company shall reasonably request, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract Owners under sections 5 and 6 above (see paragraphs (e) and (f) of Rule 30e-3). Such requests shall be fulfilled reasonably promptly within a time frame that will allow the Company to deliver such Required Materials in accordance with applicable regulations.

(b). Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Required Materials as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Required Materials printed for distribution pursuant to sections 5 and 6 hereof, as such Required Materials are posted to the Specified Website; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Fund.

8. Force Majeure Event. Each Party is excused from performance under this Amendment and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, acts of war or terrorism (actual or threatened), actions or decrees of governmental bodies, and similar occurrences. The Party who has been so affected shall promptly give written notice to the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Amendment shall be immediately suspended for the duration of such Force Majeure Event.

9. Construction of this Amendment; Participation Agreement.

(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and any interpretations of the Rule by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). The Parties have entered into the Participation Agreement between and among them for the purchase and redemption of shares of the Funds by separate accounts maintained by the Company. This Amendment supplements the Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

10. Termination. This Amendment shall terminate upon the earlier of:

(a). termination of the Participation Agreement; or

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(b). 180 days written notice from any Party to the other Parties.

11. [RESERVED]

12. Notices. All notices or other communications required or provided for in this Amendment to any Party shall be duly given if:

(a). sent by registered or certified mail, mailed, first class postage prepaid, hand delivered or sent by overnight courier service to the applicable address set forth below; or

(b). sent to an authorized employee, agent or representative of the receiving Party by electronic mail or by facsimile, at the electronic address that the recipient Party may from time to time specify in writing to the other Party(ies).

The Company:

The Variable Annuity Life Insurance Company

2929 Allen Parkway, L13-20

Houston, TX 77019

Attention: Thomas M. Ward

E-mail: Tom.Ward@aig.com

Phone: (713) 831-5399

copy to:

The Variable Annuity Life Insurance Company

2919 Allen Parkway, L4-01

Houston, TX 77019

Attention: General Counsel

The Underwriter:

T. Rowe Price Investment Services, Inc.

4515 Painters Mill Road

Owings Mills, Maryland 21117

Attn: Legal Department

Legal-US.Intermediary.Distribution.Team@troweprice.com

The Transfer Agent:

T. Rowe Price Services, Inc.

4515 Painters Mill Road

Owings Mills, Maryland 21117

Attn: Legal Department

The Adviser:

T. Rowe Price Associates, Inc.

4515 Painters Mill Road

Owings Mills, Maryland 21117

Attn: Legal Department

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13. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to principles of conflicts of laws.

14. Assignment. No Party to this Amendment may assign this Amendment, or any of the rights, obligations, or liabilities under this Amendment, without the written consent of all Parties hereto.

15. Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in ..pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company: THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, on behalf of itself and each separate account set forth on Schedule A

By:

Print Name: Thomas M. Ward

Title:	Vice President

Date:	3/30/2021

The Underwriter: T. Rowe Price Investment Services, Inc.

By:

Print Name: William Presley

Title:	Vice President

Date:	3/30/2021

The Transfer Agent: T. Rowe Price Services, Inc.

By:

Print Name: William Presley

Title:	Vice President

Date:	3/30/2021

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The Adviser: T. Rowe Price Associates, Inc.

By:

Print Name: William Presley

Title:	Vice President

Date:	3/30/2021

APPROVED FOR EXECUTION BY AIG CONSUMER
LEGAL DEPARTMENT

CONTROL NO. CW 2393257

DATE: 3/30/2021

SIGNED:

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SCHEDULE A

Separate Accounts of the Company

The Variable Annuity Life Insurance Company Separate Account A

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SCHEDULE B

Specified Website

www.troweprice.com/prospectus

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